Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM REPORTS PRELIMINARY SALES FOR THIRD FISCAL QUARTER

— Net Sales Increased 50.7% on 3.8% Comparable-store Sales Growth —
— Expects Adjusted EPS of Between $0.80 to $0.82 —

— Reaffirms Midpoint of Full Year Fiscal 2015 Sales, Adjusted EBITDA and Adjusted EPS Guidance —

— Will Host Third Fiscal Quarter Earnings Conference Call on Monday, December 7th —

HOUSTON, November 30, 2015 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), the nation’s largest specialty mattress retailer, today reported preliminary net sales and Adjusted EPS for the third fiscal quarter (thirteen weeks) ended November 3, 2015. Net sales for the third fiscal quarter increased 50.7% to $699.5 million, reflecting comparable-store sales growth of 3.8% and the addition of new and acquired stores. The Company expects third fiscal quarter earnings per diluted share (“EPS”) on a generally accepted accounting principles (“GAAP”) basis of $0.65 to $0.67, and EPS on a non-GAAP adjusted (“Adjusted”) basis, excluding acquisition-related costs and impairment and severance charges, is expected to be between $0.80 and $0.82 per diluted share for the third fiscal quarter.

“We delivered strong results in the third quarter, with over 50% net sales growth driven by our acquired stores, new stores, and our 3.8% same store sales growth,” stated Steve Stagner, chief executive officer. “This represents our ninth consecutive quarter of positive same store sales growth. We currently anticipate reporting third quarter Adjusted EPS growth of 14% to 17%, in-line with our expectations for the quarter. Our entire organization is executing well and benefiting from the streamlined organizational structure and management initiatives we have in place. We remain focused on executing on our growth plan and creating value for our shareholders through our relative market share strategy.”

Reported sales results and expected GAAP and Adjusted EPS are preliminary and remain subject to adjustment until the filing of the Company’s Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission.  The Company expects to report its finalized third fiscal quarter results on December 7, 2015.

Expected third fiscal quarter diluted EPS on a GAAP basis and Adjusted basis are reconciled in the table below:

Third Fiscal Quarter Reconciliation of GAAP to Adjusted EPS

	Thirteen Weeks Ended
	October 28, 2014	November 3, 2015
GAAP EPS	$0.45	$0.65 to $0.67
Acquisition-related costs (1)	0.18	0.14
ERP system implementation costs (2)	0.03	—
Other (3)	0.04	0.01
Adjusted EPS *	$0.70	$0.80 to $0.82

* Due to rounding to the nearest cent, totals may not equal the sum of the lines in the table above.

(1)         Reflects the acquisition-related costs as defined under U.S. GAAP, including advisory, legal, accounting, valuation, and other professional or consulting fees and, in addition, costs of integrating store and warehouse operations and corporate functions.

(2)         Reflects implementation costs consisting primarily of training-related costs in connection with the roll-out of the Microsoft Dynamics AX for Retail Enterprise Resource Planning system (“ERP system”).

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

(3)         Reflects a loss on debt extinguishment incurred in connection with the October 2014 refinancing of the Company’s Senior Credit Facility related to the Sleep Train acquisition.  Reflects severance expense related to changes in organizational structure recorded in October 2015.

Net Sales and Store Unit Information

The components of the net sales increase for the thirteen and thirty-nine weeks ended November 3, 2015 were as follows (in millions):

	Progression in Net Sales
	Thirteen Weeks	Thirty-Nine Weeks
	Ended	Ended
	November 3, 2015	November 3, 2015
Net sales for prior year period	$464.3	$1,207.7
Increase (Decrease) in Net Sales
Comparable-store sales	17.2	32.4
New stores	62.1	165.3
Acquired stores	159.5	526.6
Closed stores	(3.6)	(8.9)
Increase in net sales, net	235.2	715.4
Net sales for current year period	$699.5	$1,923.1
% increase	50.7%	59.2%

The activity with respect to the number of Company-operated store units for the thirteen and thirty-nine weeks ended November 3, 2015 was as follows:

	Thirteen Weeks	Thirty-Nine Weeks
	Ended	Ended
	November 3, 2015	November 3, 2015
Store units, beginning of period	2,223	2,094
New stores	87	236
Closed stores	(15)	(35)
Store units, end of period	2,295	2,295

Financial Guidance for Fiscal Year 2015

The Company also reaffirmed the midpoint of its financial outlook for sales, Adjusted EBITDA and Adjusted EPS for the full fiscal year (52 weeks) ending February 2, 2016 (“fiscal year 2015”). This outlook is based on year-to-date results and efficiency initiatives that have been recently implemented by management. These projections are forecasts and are intended solely to give investors an understanding of management’s expectations for the full fiscal year based on recent business trends. The projections do not take into account, or give effect for, acquisitions that may be completed by the Company during the fiscal year or any other events that are beyond the Company’s reasonable control. Please refer to “Reconciliation of Reported (GAAP) to Adjusted Statements of Operations Data” in the second quarter earnings release dated September 11, 2015 for a reconciliation of GAAP EPS to Adjusted EPS and other information which is not calculated on a GAAP basis. Comparable-store sales growth for fiscal year 2014 excludes incremental sales related to the 53rd week of operations. Adjusted data for future periods reflects management’s reasonable estimates of appropriate adjustments based on historical experience. Percentage growth calculations in the table below represent the midpoints of the guidance range provided.

	Fiscal 2015	% Growth (1)
Net Sales (in millions)	$2,530 - $2,550	41%
Adjusted EBITDA (in millions)	$255 - $260	35%
Adjusted EPS	$2.33 to $2.42	17%

(1)         Represents approximate growth from actual results for the 53-weeks ended February 3, 2015 (excluding the incremental sales impact of the 53rd week for purposes of comparable-store sales growth), to the midpoint of the fiscal 2015 guidance.

Mattress Firm to Host Third Fiscal Quarter 2015 Earnings Conference Call on December 7th

The Company will release finalized financial results for the third quarter of the 2015 fiscal year before the market opens on Monday, December 7, 2015.

The Company will host a conference call for investors and other interested parties beginning at 8:30 a.m. Eastern Time on Monday, December 7, 2015. The call will be hosted by Steve Stagner, chief executive officer, Ken Murphy, president, Alex Weiss, chief financial officer, and Scott McKinney, vice president of investor relations.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. may dial (877) 705-6003, and participants from outside the U.S. may dial (201) 493-6725. Participants may also access the call via live webcast by visiting the Company’s investor relations website at ir.mattressfirm.com.

A replay of the call will be available beginning at approximately 11:30 a.m. Eastern Time on December 7, 2015 through approximately midnight Eastern Time on December 21, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13625562. An archive of the webcast will also be available on the Company’s website for a limited time.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our net sales, GAAP and Adjusted EPS and net store unit change for fiscal year 2015 and any anticipated effects of any recent acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our primary stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 3, 2015 filed with the Securities and Exchange Commission (“SEC”) on April 3, 2015 and our other SEC filings. Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release. Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EPS and the other “Adjusted” data provided in this press release are considered non-GAAP financial measures.  We report our financial results in accordance with U.S. GAAP; however, management believes evaluating our ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures to facilitate year-over-year comparisons. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be effective indicators, for both management and investors, of our financial performance over time. Our management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

About Mattress Firm

With more than 2,400 company-operated and franchised stores across 41 states, Mattress Firm Holding Corp. (MFRM) has the largest geographic footprint in the United States among multi-brand mattress retailers. Founded in 1986, Houston-based MFRM is the nation’s leading specialty bedding retailer with over $2.5 billion in sales over the past 12 months. MFRM, through its family of brands, including Mattress Firm and Sleep Train, offers a broad selection of both traditional and specialty mattresses, bedding accessories and other related products from leading manufacturers, including Sealy, Tempur-Pedic, Serta, Simmons, Stearns & Foster, and Hampton & Rhodes. More information is available at www.mattressfirm.com. MFRM’s website is not part of this press release.

Investor Relations Contact:

Scott McKinney, Vice President of Investor Relations, ir@mfrm.com or 713-328-3417

Media Contact:

Kimberly Wise, kwise@jacksonspalding.com or 214-646-1659

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